Exhibit 32.1*

CERTIFICATIONS OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Neon Therapeutics, Inc. (the “Company”) for the quarter ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Hugh O’Dowd, President and Chief Executive Officer of the Company, and Yasir B. Al-Wakeel, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)         the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2018	By:	/S/ HUGH O’DOWD
Hugh O’Dowd
President, Chief Executive Officer (Principal Executive Officer)

	By:	/S/ YASIR B. AL-WAKEEL
Yasir B. Al-Wakeel, B.M.B.Ch.
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.